                                                          CREDIT AGREEMENT

            This CREDIT AGREEMENT, dated as of _____ __, 2002, is among Pepco Holdings,
Inc. ("PHI"), Potomac Electric Power Company ("PEPCO"), Delmarva Power & Light Company
("DPL"), Atlantic City Electric Company ("ACE" and, together with PHI, PEPCO and DPL, each a "Borrower" and collectively the "Borrowers"), various financial institutions (together with their respective successors and assigns, each a "Lender" and collectively the "Lenders") and
Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as administrative agent.

            The parties hereto agree as follows:

                                                                   ARTICLE I

                                                                DEFINITIONS

            1.1     Definitions. As used in this Agreement:

             "ACE" is defined in the preamble.

             "ACE Sublimit" means the lesser of (a) $300,000,000, as such amount is reduced from time to time pursuant to Section 2.5, and (b) the maximum amount of short-term debt that ACE is authorized to have outstanding by governmental authorities having jurisdiction over ACE.

             "Administrative Questionnaire" means an administrative questionnaire, substantially in the form supplied by the Agent, completed by a Lender and furnished to the Agent in connection with this Agreement.

             "Advance" means a borrowing hereunder (i) made by the Lenders on the same
Borrowing Date or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same
Type made to the same Borrower and, in the case of Eurodollar Loans, for the same Interest
Period.

             "Affected Lender" is defined in Section 3.7.

             "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

             "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

             "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

             "Agreement" means this Credit Agreement.

             "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied, with respect to each Borrower, in a manner consistent with that used in preparing such Borrower's financial statements referred to in Section 5.4.

             "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for
such day plus 0.5%.

             "Applicable Margin" means, with respect to Eurodollar Advances to any Borrower at any time, the percentage rate per annum which is applicable at such time with respect to
Eurodollar Advances to such Borrower in accordance with the provisions of the Pricing
Schedule.

             "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

             "Assignment Agreement" means an agreement substantially in the form of Exhibit C.

             "Authorized Officer" means, with respect to any Borrower, any of the President, any
Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of such
Borrower, acting singly.

             "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

             "Borrower" is defined in the preamble.

             "Borrowing Date" means a date on which an Advance is made hereunder.

             "Borrowing Notice" is defined in Section 2.8.

             "Business Day" means (i) with respect to any borrowing, payment or rate selection of
Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United
States dollars are carried on in the London interbank market and (ii) for all other purposes, a day
(other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

             "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with
Agreement Accounting Principles.

             "Capitalized Lease Obligations" of a Person means the amount of the obligations of such
Person under Capitalized Leases which would be shown as a liability on a balance sheet of such
Person prepared in accordance with Agreement Accounting Principles.

             "Change in Control" means an event or series of events by which (a) any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule
13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more (by number of votes) of the outstanding shares of Voting Stock of PHI; or (b) individuals who on the date of the closing of (and after giving effect to) the Merger Transactions were directors of PHI (the
"Approved Directors") shall cease for any reason to constitute a majority of the board of directors of PHI; provided that any individual becoming a member of such board of directors subsequent to such date whose election or nomination for election by PHI's shareholders was approved by a majority of the Approved Directors shall be deemed to be an Approved Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person, or two or more Persons acting in concert, other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

             "Closing Date" means the date on which all conditions precedent to the making of the initial Credit Extension have been satisfied.

             "Code" means the Internal Revenue Code of 1986.

             "Commitment" means, for each Lender, the obligation of such Lender to make Loans, and participate in Letters of Credit, in an aggregate amount not exceeding the amount set forth on Schedule 2 or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

             "Conectiv" means Conectiv, a Delaware corporation.

             "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take or pay contract, application for a letter of credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of such partnership; provided that Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business.
The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation of such other Person or, if such amount is not stated or is indeterminable, the maximum reasonably anticipated liability of such Person in respect thereof.

             "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

             "Conversion/Continuation Notice" is defined in Section 2.9.

             "Credit Extension" means the making of an Advance or the issuance of, or extension of the expiry date for or increase in the amount of, a Letter of Credit.

             "Default" means an event described in Article VII.

             "DPL" is defined in the preamble.

             "DPL Sublimit" means the lesser of (a) $300,000,000, as such amount is reduced from time to time pursuant to Section 2.5, and (b) the maximum amount of short-term debt that DPL is authorized to have outstanding by governmental authorities having jurisdiction over DPL.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974.

             "Eurodollar Advance" means an Advance which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

             "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant
Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business
Days prior to the first day of such Interest Period, and having a maturity equal to such Interest
Period, provided that (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable
British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two
Business Days prior to the first day of such Interest Period, and having a maturity equal to such
Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is
available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its
Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

             "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

             "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest
Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest
Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

             "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation, the Issuer and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender, the Issuer or the Agent is incorporated or organized or (ii) the jurisdiction in which such Lender's, the Issuer's or the
Agent's principal executive office or such Lender's applicable Lending Installation is located.

             "Existing Credit Facilities" means (i) the Credit Agreement dated as of June 30, 2000 among PEPCO, various financial institutions, and Bank One, as agent, as amended and restated
as of June 29, 2001, (ii) the Credit Agreement (364-Day) dated as of April 6, 2001 among
Conectiv, various financial institutions and Bank One, as administrative agent, (iii) the Credit
Agreement (Five Year) dated as of February 4, 1998 among Conectiv, various financial institutions and Bank One (then known as The First National Bank of Chicago), as administrative agent, (iv) the 364-Day Credit Agreement dated as of November 16, 2001 among
Potomac Capital Investment Corporation, various financial institutions and The Bank of Nova
Scotia, as administrative agent, and (v) the Credit Agreement (Three-Year) dated as of January
31, 2000 among DPL, various financial institutions and First Union National Bank, as administrative agent.

             "Existing Letter of Credit" means a letter of credit listed on Schedule 7.

             "Extension Request" means a request to extend the Facility Termination Date for a
Borrower substantially in the form of Exhibit E.

             "Facility Fee Rate" means, at any time for any Borrower, the "Facility Fee Rate"
applicable for such Borrower at such time in accordance with the provisions of the Pricing
Schedule.

             "Facility Termination Date" means, with respect to any Borrower, _________, 2003 or any earlier date on which such Borrower's Sublimit is reduced to zero or the obligations of the
Lenders to make Credit Extensions to such Borrower is terminated pursuant to Section 8.1.

             "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the
Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a
Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

             "Floating Rate Advance" means an Advance which, except as otherwise provided in
Section 2.11, bears interest at the Alternate Base Rate.

             "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate.

             "FRB" means the Board of Governors of the Federal Reserve System and any successor thereto.

             "Granting Lender" is defined in Section 12.5.

             "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services
(other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances or similar instruments, (v) obligations of such Person to purchase accounts, securities or other
Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or Property, (vi) Capitalized Lease Obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (viii) obligations under any Synthetic Lease which, if such Synthetic Lease were accounted for as a Capitalized Lease, would appear on a balance sheet of such Person, (ix)
unpaid reimbursement obligations in respect of letters of credit issued for the account of such
Person and (x) Contingent Obligations in respect of Indebtedness of the types described above.

             "Intangible Transition Property" means assets described as "bondable transition property" in the New Jersey Transition Bond Statute.

             "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such
Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such
Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Borrower may select an Interest Period which ends after the scheduled Facility Termination Date.

             "Issuer" means Bank One in its capacity as issuer of Letters of Credit hereunder.

             "LC Fee Rate" means, at any time for any Borrower, the "LC Fee Rate" applicable for such Borrower at such time in accordance with the provisions of the Pricing Schedule.

             "LC Obligations" means, with respect to any Borrower at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount of all Letters of Credit issued for the account of such Borrower at such time plus (b) the aggregate unpaid amount of all
Reimbursement Obligations of such Borrower at such time.

             "Lender" is defined in the preamble.

             "Lending Installation" means, with respect to a Lender, the office, branch, subsidiary or affiliate of such Lender specified as such in its Administrative Questionnaire or otherwise selected by such Lender pursuant to Section 2.17.

             "Letter of Credit" means any letter of credit issued pursuant to Section 2.19.1 and any
Existing Letter of Credit.

             "Letter of Credit Application" is defined in Section 2.19.3.

             "Letter of Credit Sublimit" means the lesser of $300,000,000 and the amount of the
Aggregate Commitment.

             "Letter of Credit Payment Date" is defined in Section 2.19.5.

             "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under any operating lease).

             "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to
Article II (or any conversion or continuation thereof).

             "Loan Documents" means this Agreement, any Note, any Letter of Credit and any Letter
of Credit Application.

             "Material Adverse Effect" means, with respect to any Borrower, a material adverse effect on (i) the business, Property, financial condition or results of operations of such Borrower and its
Subsidiaries taken as a whole, (ii) the ability of such Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents to which such Borrower is a party or the rights or remedies of the Agent, the Issuer or the Lenders against such Borrower thereunder; provided that in no event shall any Permitted ACE Asset Sale,
Permitted PHI Asset Sale, Permitted DPL Asset Sale or Permitted PEPCO Distribution,
individually or in the aggregate, be deemed to cause or result in a Material Adverse Effect.

             "Material Indebtedness" is defined in Section 7.5.

             "Maturity Date" means, with respect to any Borrower, the scheduled Facility
Termination Date for such Borrower or such earlier date on which the Obligations of such
Borrower become due and payable pursuant to Section 8.1.

             "Merger Agreement" means the Agreement and Plan of Merger dated as of February 9,
2001 among PEPCO, PHI and Conectiv.

             "Merger Transactions" means the merger of a wholly-owned subsidiary of PHI with and into PEPCO and the merger of a separate wholly-owned subsidiary of PHI with and into
Conectiv, in each case substantially on the terms set forth in the Merger Agreement.

             "Modify" and "Modification" are defined in Section 2.19.1.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Borrower or any other member of the
Controlled Group is a party to which more than one employer is obligated to make contributions.

             "Net Worth" means, with respect to any Borrower at any time, the sum, without duplication, at such time of (a) such Borrower's stockholders' equity plus (b) all Preferred Stock of such Borrower (excluding any Preferred Stock which is mandatorily redeemable on or prior to the scheduled Facility Termination Date) plus (c) all Trust Preferred Securities of such Borrower or any of its Subsidiaries.

             "New Jersey Transition Bond Statute" means the New Jersey Electric Discount and
Energy Corporation Act as in effect on the date hereof.

             "Nonrecourse Indebtedness" means, with respect to a Borrower, Indebtedness of such
Borrower or any Subsidiary of such Borrower (excluding Nonrecourse Transition Bond Debt)
secured by a Lien on the Property of such Borrower or such Subsidiary, as the case may be, the sole recourse for the payment of which is such Property and where neither PHI nor any of its
Subsidiaries is liable for any deficiency after the application of the proceeds of such Property.

             "Nonrecourse Transition Bond Debt" means obligations evidenced by Transition Bonds rated investment grade or better by S&P or Moody's, representing a securitization of Intangible
Transition Property as to which obligations no Borrower nor any Subsidiary of a Borrower (other than a Special Purpose Subsidiary) has any direct or indirect liability (whether as primary obligor, guarantor, surety, provider of collateral security, through a put option, asset repurchase agreement, capital maintenance agreement or debt subordination agreement, or through any other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any such obligation in whole or in part), except for liability to repurchase
Intangible Transition Property conveyed to the securitization vehicle, on terms and conditions customary in receivables securitizations, in the event such Intangible Transition Property violates representations and warranties of scope customary in receivables securitizations.

"Non-U.S. Lender" is defined in Section 3.5(iv).

             "Note" means any promissory note substantially in the form of Exhibit C issued at the request of a Lender pursuant to Section 2.13.

             "Obligations" means, with respect to any Borrower, all unpaid principal of the Loans to such Borrower, all Reimbursement Obligations of such Borrower, all accrued and unpaid interest on such Loans and Reimbursement Obligations, all accrued and unpaid fees payable by such
Borrower and all expenses, reimbursements, indemnities and other obligations payable by such
Borrower to the Agent, the Issuer, any Lender or any other Indemnified Party arising under any
Loan Document.

             "Other Taxes" is defined in Section 3.5(ii).

             "Outstanding Credit Extensions" means, with respect to any Borrower, the sum of the aggregate principal amount of all outstanding Loans to such Borrower plus all LC Obligations of such Borrower.

             "Participants" is defined in Section 12.2.1.

             "Payment Date" means the last Business Day of each March, June, September and
December.

             "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

             "PCI" means Potomac Capital Investment Corporation.

             "PEPCO" is defined in the preamble.

             "PEPCO Sublimit" means $300,000,000, as such amount is reduced from time to time pursuant to Section 2.5.

             "Permitted ACE Asset Sale" means (a) the sale of the capital stock or assets of any
Subsidiary of ACE other than a Significant Subsidiary of ACE, provided that the fair market value of all sales permitted solely by this clause shall not exceed $10,000,000 in the aggregate during the term of this Agreement;

             (b)     the sale of the non-strategic generating assets of ACE as described on Schedule 8;
and

             (c)     the sale or transfer to PHI or a Subsidiary thereof (but not PEPCO or DPL or a
Subsidiary of either of the foregoing) of any of the generating assets of ACE described on
Schedule 8.

             "Permitted ACE Liens" means the Lien of the Mortgage and Deed of Trust dated
January 15, 1937 between ACE and The Bank of New York.

             "Permitted DPL Asset Sales" means the sale of the capital stock or assets of any
Subsidiary of DPL other than a Significant Subsidiary of DPL, provided that the fair market value of all such sales shall not exceed $10,000,000 in the aggregate during the term of this
Agreement.

             "Permitted DPL Liens" means the Lien of the Mortgage and Deed of Trust dated
October 1, 1943 between DPL and The Chase Manhattan Bank, as trustee.

             "Permitted PEPCO Distributions" means (a) the dividend of $400,000,000 by PEPCO to
PHI and the expenditure by PHI of such funds in connection with the Merger Transactions and
(b) the dividend or distribution by PEPCO to PHI of all of the capital stock of PCI and Pepco
Energy Services, Inc.

             "Permitted PEPCO Liens" means (a) the Lien of the Mortgage and Deed of Trust dated
July 1, 1936 from PEPCO to The Bank of New York; and (b) the Lien created by the
$152,000,000 sale/leaseback on November 30, 1994 of PEPCO's control center.

             "Permitted PHI Asset Sale" means the sale of the centralized steam and chilled water production facility located on an approximately three-quarter acre site on the northeastern corner of the intersection of Atlantic and Ohio Avenues in Atlantic City, New Jersey and related distribution facilities.

             "Permitted PHI Liens" means (a) Liens on assets of Conectiv Energy Supply, Inc. or any other Subsidiary of PHI (other than a Subsidiary Borrower or any Subsidiary thereof) which is engaged primarily in the energy trading business (a "Trading Subsidiary") to secure obligations arising under energy trading agreements entered into in the ordinary course of business consistent with the past practice of DPL prior to September of 1999 and Liens on cash collateral to secure guaranties by PHI or Conectiv of the obligations of any Trading Subsidiary under such energy trading agreements, provided that the aggregate amount of all such cash collateral granted by PHI and Conectiv shall not at any time exceed $10,000,000; (b) Liens on the interests of (i)
Conectiv Services, Inc., or any other Subsidiary of PHI (other than a Subsidiary Borrower or any
Subsidiary thereof) which may hereafter own the stock of CTS (the "CTS Parent"), in the capital stock of Conectiv Thermal Systems, Inc. ("CTS"), (ii) CTS in Atlantic Jersey Thermal Systems,
Inc. ("AJTS"), Thermal Energy Limited Partnership I ("TELP I") and ATS Operating Services,
Inc. and (iii) AJTS in TELP I, in each case securing Indebtedness of CTS for which neither PHI nor any of its Subsidiaries (other than CTS and its Subsidiaries and, solely with respect to the pledge of its interest in the capital stock of CTS, the CTS Parent) has any liability (contingent or otherwise); (c) Liens granted by a bankruptcy remote Subsidiary (the "SPV") of PHI to facilitate a structured financing in an amount not exceeding $200,000,000; (d) Liens on the stock or assets of one or more Subsidiaries of PHI, other than PEPCO, DPL or ACE, in favor of the SPV;
(e) Liens on the assets of Conectiv Bethlehem, Inc. (together with any successor thereto so long as the primary business of such successor is the direct or indirect ownership and development of the Bethlehem Project (as defined below), "CBI") and other Subsidiaries of PHI, and/or on the capital stock of CBI, to finance the development and construction of a mid-merit electric generating facility in Bethlehem, Pennsylvania (the "Bethlehem Project"), provided that (i) the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed
$400,000,000 and (ii) such Liens (other than Liens granted by CBI and its Subsidiaries) shall only be granted on assets related to the Bethlehem Project; (f) Liens on the real property known as Edison Place, located at 701 Ninth Street, Washington, DC 20068, currently owned by PCI, securing Nonrecourse Indebtedness (which shall not exceed 90% of the fair market value of such real property at the time of the creation of such Liens); and (g) Liens on the assets of Conectiv
Pennsylvania Generation, Inc. ("CPG") and/or on the capital stock of CPG, or its successor, to finance the development and construction of a mid-merit electric generating facility in the State of Pennsylvania (the "CPG Project"), provided that (i) the aggregate principal amount of the
Indebtedness secured by such Liens shall not exceed $400,000,000 and (ii) such Liens (other than Liens granted by CPG and its Subsidiaries) shall only be granted on assets related to the
CPG Project.

             "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

             "PHI" is defined in the preamble.

             "PHI Sublimit" means $1,000,000,000, as such amount is reduced from time to time pursuant to Section 2.5.

             "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any
Borrower or any other member of the Controlled Group may have any liability.

             "Preferred Stock" means, with respect to any Person, equity interests issued by such
Person that are entitled to a preference or priority over any other equity interests issued by such
Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

             "Pricing Schedule" means Schedule 1 hereto.

             "Prime Rate" means a rate per annum equal to the prime rate of interest announced by
Bank One or by its parent, Bank One Corporation, from time to time, changing when and as such prime rate changes.

             "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

             "Pro Rata Share" means, with respect to any Lender, the percentage which such Lender's
Commitment constitutes of the Aggregate Commitment (and/or, to the extent the Commitments have terminated, the percentage which such Lender's Loans and participation in LC Obligations constitutes of the aggregate principal amount of all Loans and LC Obligations). The initial Pro
Rata Share of each Lender is set forth on Schedule 2.

             "Public Reports" means (a) in the case of PEPCO, (i) its annual report on Form 10-K for the year ended December 31, 2001, and (ii) its quarterly report on Form 10-Q filed with the SEC on May 10, 2002; (b) in the case of DPL, (i) its annual report on Form 10-K for the year ended
December 31, 2001, and (ii) its quarterly report on Form 10-Q filed with the SEC on May 15
2002; (c) in the case of ACE, (i) its annual report on Form 10-K for the year ended December 31,
2001, and (ii) its quarterly report on Form 10-Q filed with the SEC on May 15, 2002; and (d) in the case of PHI, (i) its Form 8-K filed with the SEC on June 7, 2002, and (ii) each of the reports referred to in clauses (a), (b) and (c) above.

             "PUHCA" means the Public Utility Holding Company Act of 1935.

             "Purchasers" is defined in Section 12.3.1.

             "Reimbursement Obligations" means, with respect to any Borrower at any time, the aggregate amount of all obligations of such Borrower then outstanding under Section 2.19.6 to reimburse the Issuer for amounts paid by the Issuer in respect of one or more drawings under
Letters of Credit.

             "Reportable Event" means a reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section
4043(a) of ERISA or Section 412(d) of the Code.

             "Required Lenders" means Lenders in the aggregate having at least 51% of the
Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the Outstanding
Credit Extensions to all Borrowers.

             "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves)
which is imposed under Regulation D of the FRB on Eurocurrency liabilities.

             "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc.

             "SEC" means the Securities and Exchange Commission.

             "Securitization Transaction" means any sale, assignment or other transfer by a Borrower or a Subsidiary thereof of accounts receivable or other payment obligations owing to such
Borrower or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of such Borrower or such
Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

             "Significant Subsidiary" means, with respect to any Borrower, a "significant subsidiary"
(as defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of such
Borrower; provided that after consummation of the Merger Transactions, each of PEPCO, DPL and ACE shall at all times be a Significant Subsidiary of PHI.

             "Single Employer Plan" means, with respect to a Borrower, a Plan maintained by such
Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group.

             "SPC" is defined in Section 12.5.

             "SPV" is defined in the definition of Permitted PHI Liens.

             "Special Purpose Subsidiary" means a direct or indirect wholly owned corporate
Subsidiary of ACE, substantially all of the assets of which are Intangible Transition Property and proceeds thereof, formed solely for the purpose of holding such assets and issuing Transition
Bonds and, which complies with the requirements customarily imposed on bankruptcy-remote corporations in receivables securitizations.

             "Sublimit" means each of the PHI Sublimit, the PEPCO Sublimit, the DPL Sublimit and
the ACE Sublimit.

             "Sublimit Percentage" means, with respect to any Subsidiary Borrower, the percentage which such Subsidiary Borrower's Sublimit is of the aggregate amount of the Sublimits of all
Subsidiary Borrowers (without regard to the Subsidiary Borrower Sublimit).

             "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, business trust, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

             "Subsidiary Borrower" means each of PEPCO, DPL and ACE; and "Subsidiary
Borrowers" means all of the foregoing.

             "Subsidiary Borrower Sublimit" means the lesser of (a) $500,000,000, as such amount is reduced from time to time pursuant to Section 2.5; and (b) the sum of the Sublimits of all
Subsidiary Borrowers.

             "Substantial Portion" means, at any time with respect to the Property of any Person,
Property which represents more than 10% of the consolidated assets of such Person and its
Subsidiaries as shown in the consolidated financial statements of such Person and its
Subsidiaries as at the last day of the preceding fiscal year of such Person.

             "Synthetic Lease" means (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any other agreement pursuant to which a Person obtains the use or possession of property and which creates obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing which arise from or relate to any payment made hereunder or under any Note or Letter of Credit Application, but excluding Excluded Taxes and Other Taxes.

             "Total Capitalization" means, with respect to any Borrower at any time, the sum of the
Total Indebtedness of such Borrower plus the Net Worth of such Borrower, each calculated at such time.

             "Total Indebtedness" means, with respect to any Borrower at any time, all Indebtedness of such Borrower and its Subsidiaries at such time determined on a consolidated basis in accordance with Agreement Accounting Principles, excluding, to the extent otherwise included in Indebtedness of such Borrower or any of its Subsidiaries, (a) debentures issued in connection with Trust Preferred Securities; (b) any Nonrecourse Transition Bond Debt; (c) any Nonrecourse
Indebtedness listed on Schedule 6; (d) to the extent it constitutes Nonrecourse Indebtedness, any
Indebtedness secured by liens described in clause (e), (f) or (g) of the definition of Permitted PHI
Liens; (e) any other Nonrecourse Indebtedness of PHI and its Subsidiaries (excluding any
Subsidiary Borrower and its Subsidiaries) to the extent that the aggregate amount of such
Nonrecourse Indebtedness does not exceed $200,000,000; and (f) the amount of any medium term notes issued by PCI (but not more than the fair market value of the equity collateral accounts in PCI's energy leveraged lease portfolio).

             "Transferee" is defined in Section 12.4.

             "Transition Bonds" means bonds described as "transition bonds" in the New Jersey
Transition Bond Statute.

             "Trust Preferred Securities" means the securities described on Schedule 3.

             "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a
Eurodollar Advance.

             "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

             "Utilization Fee Rate" means, at any time for any Borrower, the "Utilization Fee Rate"
applicable for such Borrower at such time in accordance with the Pricing Schedule.

             "Voting Stock" means, with respect to any Person, voting stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

            Interpretation.

            (a)     The meanings of defined terms are equally applicable to the singular and plural forms of such terms.

            (b)     Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)     The term "including" is not limiting and means "including without limitation."

            (d)     In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (e)     Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

            1.3     Accounting. (a) Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the applicable Borrower and all of its Subsidiaries, including those Subsidiaries of such Borrower, if any, which are unconsolidated on such Borrower's audited financial statements.

            (b)     If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth herein with respect to any Borrower and either such Borrower or the Required Lenders shall so request, the Agent, the Lenders and such Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles as in effect prior to such change and (ii) such Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

                                                                     ARTICLE II

                                                                    THE CREDITS

            2.1     Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to any Borrower, and to participate in Letters of Credit issued upon the request of any Borrower, in amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender's Commitment; provided that (i) the aggregate principal amount of all Loans by such Lender to any Borrower shall not exceed such Lender's Pro Rata
Share of the aggregate principal amount of all Loans to such Borrower; (ii) such Lender's participation in Letters of Credit issued for the account of any Borrower shall not exceed such
Lender's Pro Rata Share of all LC Obligations of such Borrower; (iii) the Outstanding Credit
Extensions to PHI shall not at any time exceed the PHI Sublimit; (iv) the Outstanding Credit
Extensions to PEPCO shall not any time exceed the PEPCO Sublimit; (v) the Outstanding Credit
Extensions to DPL shall not at any time exceed the DPL Sublimit; (vi) the Outstanding Credit
Extensions to ACE shall not at any time exceed the ACE Sublimit; (vii) the Outstanding Credit
Extensions to all Subsidiary Borrowers collectively shall not at any time exceed the Subsidiary
Borrower Sublimit; and (viii) the LC Obligations of all Borrowers collectively shall not at any time exceed the Letter of Credit Sublimit. Within the foregoing limits, each Borrower may from time to time borrow, prepay pursuant to Section 2.7 and reborrow hereunder prior to the Facility
Termination Date for such Borrower.

            2.2     Required Payments; Termination. All outstanding Advances to any Borrower and all other unpaid Obligations of such Borrower shall be paid in full by such Borrower on the
Maturity Date for such Borrower.

            2.3     Ratable Loans. Each Advance hereunder shall be made by the Lenders ratably in accordance with their Pro Rata Shares.

            2.4     Types of Advances. The Advances to any Borrower may be Floating Rate
Advances or Eurodollar Advances, or a combination thereof, as selected by such Borrower in accordance with Sections 2.8 and 2.9.

            2.5     Facility Fee; Utilization Fee; Reductions in Aggregate Commitment. (a) Each
Borrower agrees to pay to the Agent for the account of the Lenders according to their Pro Rata
Shares a facility fee at a per annum rate equal to the Facility Fee Rate for such Borrower on the daily amount of (i) in the case of PHI, the PHI Sublimit, and (ii) in the case of each Subsidiary
Borrower, such Subsidiary Borrower's Sublimit Percentage of the Subsidiary Borrower Sublimit
(in each case regardless of the amount of Outstanding Credit Extensions to such Borrower);
provided that if the obligations of the Lenders to make Credit Extensions to a Borrower have been terminated pursuant to Section 8.1, the facility fee shall be based on the Outstanding Credit
Extensions to such Borrower. Facility fees payable by each Borrower shall accrue from the
Closing Date to the Facility Termination Date for such Borrower (or, if later, to the date all of such Borrower's Obligations have been paid in full) and shall be payable on each Payment Date and on the Facility Termination Date (and, if applicable, thereafter on demand).

            (b)      PHI agrees to pay to the Agent for the account of the Lenders according to their
Pro Rata Shares a utilization fee, for each day on which the Outstanding Credit Extensions to
PHI exceed 33-1/3% of the PHI Sublimit, at a rate per annum equal to the Utilization Fee Rate for PHI on the Outstanding Credit Extensions to PHI on such day, payable on each Payment
Date and on the Facility Termination Date for PHI.

            (c)      Each Subsidiary Borrower agrees to pay to the Agent for the account of the
Lenders according to their Pro Rata Shares a utilization fee, for each day on which the
Outstanding Credit Extensions to all Subsidiary Borrowers exceed 33-1/3% of the Subsidiary
Borrower Sublimit, at a rate per annum equal to the Utilization Fee Rate for such Subsidiary
Borrowers on the Outstanding Credit Extensions to such Subsidiary Borrower on such day, payable on each Payment Date and on the Facility Termination Date for such Subsidiary
Borrower.

            (d)      Any Borrower may permanently reduce such Borrower's Sublimit, and the
Subsidiary Borrowers acting collectively may reduce the Subsidiary Borrower Sublimit, in each case in whole, or in part ratably among the Lenders in accordance with their Pro Rata Shares, and in integral multiples of $10,000,000, upon at least five Business Days' written notice to the
Agent, which notice shall specify the amount of any such reduction, provided that (i) no
Borrower's Sublimit may be reduced below the amount of the Outstanding Credit Extensions to such Borrower and (ii) the Subsidiary Borrower Sublimit may not be reduced below the amount of the Outstanding Credit Extensions to all Subsidiary Borrowers. Any reduction of the PHI
Sublimit or the Subsidiary Borrower Sublimit shall reduce the Aggregate Commitment by a corresponding amount. No reduction of a Subsidiary Borrower's individual Sublimit shall reduce the Aggregate Commitment except to the extent that such reduction reduces the amount of the
Subsidiary Borrower Sublimit.

            2.6      Minimum Amount of Each Advance. Each Advance shall be in the amount of
$10,000,000 or a higher integral multiple of $1,000,000; provided that any Floating Rate
Advance may be in the amount of the unused Aggregate Commitment or in the amount of the applicable Borrower's unused Sublimit.

            2.7      Prepayments. Any Borrower may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances to such Borrower or, in the amount of
$10,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding Floating
Rate Advances to such Borrower, upon notice to the Agent not later than 10:00 a.m. (Chicago time) on any Business Day. Any Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances to such Borrower or, in the amount of
$10,000,000 or a higher integral multiple of $1,000,000, any portion of the outstanding
Eurodollar Advances to such Borrower upon three Business Days' prior notice to the Agent.

            2.8      Method of Selecting Types and Interest Periods for New Advances. The
applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar
Advance, the Interest Period applicable thereto from time to time. The applicable Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance to such Borrower and three
Business Days before the Borrowing Date for each Eurodollar Advance to such Borrower, specifying:

            (i)      the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii)     the aggregate amount of such Advance,

            (iii)    the Type of Advance selected, and

            (iv)     in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Agent's aforesaid address.

            2.9      Conversion and Continuation of Outstanding Advances. Floating Rate Advances
shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with
Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the applicable Borrower shall have given the
Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such
Eurodollar Advance continue as a Eurodollar Advance for a subsequent Interest Period. Subject to the terms of Section 2.6 any Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Such Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate
Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00
a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (i)       the requested date, which shall be a Business Day, of such conversion or continuation,

            (ii)       the aggregate amount and Type of the Advance which is to be converted or continued, and

            (iii)      the amount of such Advance which is to be converted into or continued as a
                        Eurodollar Advance and the duration of the Interest Period applicable thereto.

            2.10      Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of each Interest Period applicable thereto to the last day of such Interest Period at the Eurodollar Rate applicable to such Eurodollar
Advance based upon the applicable Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.

            2.11      Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default with respect to a Borrower, the Required Lenders may, at their option, by notice to such Borrower
(which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance to such Borrower may be made as, converted into or continued as a
Eurodollar Advance. During the continuance of a Default with respect to a Borrower, the
Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar
Advance to such Borrower shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating
Rate Advance to such Borrower shall bear interest at a rate per annum equal to the Alternate
Base Rate in effect from time to time plus 2% per annum and (iii) the LC Fee Rate payable by such Borrower shall be increased by 2% per annum, provided that during the continuance of a
Default under Section 7.6 or 7.7 with respect to any Borrower, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee Rate set forth in clause (iii) above shall be applicable to all Outstanding Credit Extensions to such Borrower without any election or action on the part of the Agent or any Lender.

            2.12      Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the
Agent's address specified pursuant to Article XIII, or at any other office of the Agent specified in writing by the Agent to the Borrowers, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any
Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the applicable Borrower maintained with Bank One for each payment of principal, Reimbursement Obligations, interest and fees as it becomes due hereunder.

            2.13      Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each
Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b)      The Agent shall also maintain accounts in which it will record (i) the amount of each Loan to each Borrower made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the stated amount of each Letter of
Credit and the amount of the LC Obligations outstanding at any time and (iv) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

            (c)      The entries maintained in the accounts maintained pursuant to clauses (a) and (b)
above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the
Obligations of such Borrower in accordance with their terms.

            (d)      Any Lender may request that its Loans to any Borrower be evidenced by a Note.
In such event, such Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such
Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

            2.14     Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person the Agent or any Lender in good faith believes to be acting on behalf of such Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation
Notices to be given telephonically. Each Borrower agrees that upon the request of the Agent or any Lender, such Borrower will deliver promptly to the Agent a written confirmation signed by an Authorized Officer of such Borrower, of each telephonic notice given by such Borrower pursuant to the preceding sentence. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

            2.15      Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating
Rate Advance shall be payable on each Payment Date, on any date on which such Floating Rate
Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period (and, in the case of a six-month Interest Period, on the day which is three months after the first day of such Interest Period), on any date on which such Eurodollar
Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Floating
Rate Advances which are bearing interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. All other interest and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

            2.16      Notification of Advances, Interest Rates, Prepayments and Commitment
Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each notice of reduction in the Aggregate Commitment or any Sublimit, Borrowing Notice,
Conversion/Continuation Notice and notice of repayment received by the Agent hereunder. The
Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

            2.17      Lending Installations. Each Lender may book its Loans at any Lending
Installation selected by such Lender and may change its Lending Installation from time to time.
All terms of this Agreement shall apply to any such Lending Installation and the Loans and any
Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending
Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

            2.18      Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the
Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The
Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If a Lender or a Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Obligation.

            Letters of Credit.

            2.19.1      Issuance; Existing Letters of Credit. The Issuer hereby agrees, on the terms and conditions set forth in this Agreement (including the limitations set forth in Section 2.1), to issue standby letters of credit and to renew, extend, increase, decrease or otherwise modify
Letters of Credit ("Modify" and each such action a "Modification") upon the request and for the account of any Borrower from time to time from the Closing Date to the Facility Termination
Date for such Borrower. No Letter of Credit shall have an expiry date later than the scheduled
Facility Termination Date. By their execution of this Agreement, the parties hereto agree that on the Closing Date (without any further action by any Person), each Existing Letter of Credit shall be deemed to have been issued under this Agreement and the rights and obligations of the issuer and account party thereunder shall be subject to the terms hereof.

            2.19.2      Participations. Upon the issuance or Modification by the Issuer of a Letter of
Credit in accordance with this Section 2.19 (or, in this case of the Existing Letters of Credit, on the Closing Date), the Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the
Issuer, a participation in such Letter of Credit (and each Modification thereof and the related LC
Obligations) in proportion to its Pro Rata Share.

            2.19.3      Notice. The applicable Borrower shall give the Issuer notice prior to 10:00
a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or
Modification of a Letter of Credit for the account of such Borrower, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Letter of Credit. The issuance or
Modification by the Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Letter of Credit shall be reasonably satisfactory to the Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the
Issuer shall have reasonably requested (each a "Letter of Credit Application"). In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit
Application, the terms of this Agreement shall control.

            2.19.4      Letter of Credit Fees. Each Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each
Letter of Credit issued for the account of such Borrower, a letter of credit fee at a per annum rate equal to the LC Fee Rate in effect from time to time on the amount available under such Letter of
Credit, such fee to be payable in arrears on each Payment Date. Each Borrower shall also pay to the Issuer for its own account (x) a fronting fee in the amount agreed to by the Issuer and such
Borrower from time to time for each Letter of Credit issued for the account of such Borrower, with such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Letters of
Credit issued for the account of such Borrower in accordance with the Issuer's standard schedule for such charges as in effect from time to time.

            2.19.5      Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the
Issuer shall notify the Agent and the Agent shall promptly notify the applicable Borrower and each Lender as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date (the "Letter of Credit Payment Date"). The responsibility of the Issuer to the applicable Borrower and each Lender shall be only to determine that the documents
(including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. The
Issuer shall endeavor to exercise the same care in its issuance and administration of Letters of
Credit as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the Issuer, each
Lender shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or Unmatured Default or any condition precedent whatsoever, to reimburse the
Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the Issuer under each Letter of Credit to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.19.6 plus (ii) interest on the foregoing amount for each day from the date of the applicable payment by the Issuer to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds
Effective Rate or, beginning on third Business Day after demand for such amount by the Issuer, the rate applicable to Floating Rate Advances.

            2.19.6      Reimbursement by Borrowers. Each Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuer on or before the applicable Letter of Credit
Payment Date for any amount to be paid by the Issuer upon any drawing under any Letter of
Credit issued by the Issuer for the account of such Borrower, without presentment, demand, protest or other formalities of any kind; provided that no Borrower shall be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the
Issuer in determining whether a request presented under any Letter of Credit issued by it for the account of such Borrower complied with the terms of such Letter of Credit or (ii) the Issuer's failure to pay under any Letter of Credit issued by it for the account of such Borrower after the presentation to it of a request strictly complying with the terms and conditions of such Letter of
Credit. All such amounts paid by the Issuer and remaining unpaid by the applicable Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) on or prior to the date on which the Issuer notifies such Borrower of the amount paid under any
Letter of Credit, the rate applicable to Floating Rate Advances, and (y) thereafter, the sum of 2%
plus the rate applicable to Floating Rate Advances. The Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit issued by the Issuer and any interest thereon, but only to the extent (and, in the case of interest, for the period of time) such Lender has made payment to the Issuer in respect of such Letter of
Credit pursuant to Section 2.19.5.

            2.19.7      Obligations Absolute. Each Borrower's obligations under this Section 2.19 with respect to each Letter of Credit issued for the account of such Borrower shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against the Issuer, any Lender or any beneficiary of any such Letter of Credit. Each Borrower agrees with the Issuer and the
Lenders that neither the Issuer nor any Lender shall be responsible for, and the applicable
Borrower's Reimbursement Obligation in respect of any Letter of Credit issued for the account of such Borrower shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such
Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of such Borrower or of any of its Affiliates against the beneficiary of any Letter of
Credit or any such transferee. The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower agrees that any action taken or omitted by the Issuer or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon such Borrower and shall not put the Issuer or any Lender under any liability to such Borrower.
Nothing in this Section 2.19.7 is intended to limit the right of the applicable Borrower to make a claim against the Issuer for damages as contemplated by the proviso to the first sentence of
Section 2.19.6.

            2.19.8      Actions of Issuer. The Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer. The Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Letter of Credit.

            2.19.9      Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, the Issuer and the Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the Issuer or the Agent may incur (or which may be claimed against such Lender, the Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit issued for the account of such Borrower or any actual or proposed use of any such Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the Issuer hereunder (but nothing herein contained shall affect any right a Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the Issuer issuing any Letter of Credit which specifies that the term "Beneficiary"
included therein includes any successor by operation of law of the named Beneficiary, but which
Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, the Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer in determining whether a request presented under any Letter of Credit issued by the Issuer for the account of such Borrower complied with the terms of such Letter of
Credit or (y) the Issuer's failure to pay under any Letter of Credit issued for the account of such
Borrower after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.19.9 is intended to limit the obligations of any
Borrower under any other provision of this Agreement.

            2.19.10      Lenders' Indemnification. Each Lender shall, ratably in accordance with its
Pro Rata Share, indemnify the Issuer, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the applicable Borrower) against any cost, expense
(including reasonable counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from such indemnitees' gross negligence or willful misconduct or the
Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

            2.19.11      Rights as a Lender. In its capacity as a Lender, the Issuer shall have the same rights and obligations as any other Lender.

            2.20      Extension of Facility Termination Date. Not less than 45 days and not more than 60 days prior to the Facility Termination Date then in effect with respect to a Borrower, provided that no Default or Unmatured Default shall have occurred and be continuing, such
Borrower may request an extension of such Facility Termination Date by submitting to the Agent an Extension Request, which the Agent shall promptly furnish to each Lender. Each Lender shall, not less than 30 days prior to the applicable Facility Termination Date then in effect, notify such Borrower and the Agent of its election, in its sole and absolute discretion, to extend or not extend such Facility Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Facility Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 30 days prior to the Facility Termination Date then in effect with respect to such Borrower. If the then Required Lenders shall approve in writing the extension of the Facility Termination Date requested in such Extension Request, such
Facility Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this Section 2.20 shall be for a maximum of 364 days and (ii) the Commitment of any Lender that does not consent in writing to such extension (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Facility Termination
Date in effect on the date of such Extension Request (such Facility Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Lender). If, as of the 30th day prior to the Facility Termination Date then in effect, the Required Lenders shall not approve in writing the extension of the Facility Termination Date requested in an Extension
Request, such Facility Termination Date shall not be extended pursuant to such Extension
Request. The Agent shall promptly notify (y) the Lenders and the applicable Borrower of any extension of a Facility Termination Date pursuant to this Section 2.20 and (z) such Borrower and each other Lender of any Lender which becomes an Objecting Lender.

            (b)      Loans owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

            (c)      The applicable Borrower may, at its sole expense and effort, upon notice to any
Objecting Lender and the Agent, require such Objecting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.3), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment);
provided that (i) such Borrower shall have received the prior written consent of the Agent and the Issuer (unless such Objecting Lender is the Agent or the Issuer, in which case its consent shall not be required), which consents shall not unreasonably be withheld, and (ii) such
Objecting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, including amounts payable pursuant to Section 3.4
(assuming for such purpose, that such Objecting Lenders Loans were prepaid on the date of such assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts).

            (d)       For a period of 90 days following any extension of a Facility Termination Date pursuant to this Section 2.20, the applicable Borrower may, at its sole expense and effort, upon notice to the Agent, cause additional banks or other financial institutions to become parties hereto as Lenders to replace the Commitments of Objecting Lenders no longer parties hereto;
provided that the Aggregate Commitment shall not exceed the Aggregate Commitment existing prior to such extension. Such additional banks or other financial institutions shall be subject to the approval of the Agent and the Issuer (the consent of which will not be unreasonably withheld) and shall become parties hereto by executing such supplements hereto as shall be satisfactory to such Borrower and the Agent. Upon any such bank or other financial institution so becoming a Lender, such Borrower will effect such borrowings and prepayments as are necessary to cause all then outstanding Loans and participations in Letters of Credit to be held ratably by all Lenders.

                                                               ARTICLE III

                                               YIELD PROTECTION; TAXES

            3.1      Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive
(whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer, any other Lender or any applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i)      subjects the Issuer, any other Lender or any applicable Lending Installation to any
                     Taxes, or changes the basis of taxation of payments (other than with respect to
                     Excluded Taxes) to the Issuer in respect of Letters of Credit or to any Lender in respect of its Eurodollar Loans or its participations in Letters of Credit, or

            (ii)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Issuer, any other Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

            (iii)   imposes any other condition the result of which is to increase the cost to the
                     Issuer, any other Lender or any applicable Lending Installation of issuing or participating in Letters of Credit or making, funding or maintaining its Eurodollar
                     Loans or reduces any amount receivable by the Issuer, any other Lender or any applicable Lending Installation in connection with Letters of Credit or its
                     Eurodollar Loans, or requires the Issuer, any other Lender or any applicable
                     Lending Installation to make any payment calculated by reference to the amount of
                     Letters of Credit issued by it, the amount of its participations in Letters of Credit or the amount of Eurodollar Loans held or interest received by it, in each case by an amount deemed material by the Issuer or such other Lender, and the result of any of the foregoing is to increase the cost to the Issuer, such other Lender or such applicable Lending Installation of issuing or participating in Letters of Credit or making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by the Issuer, such other Lender or such applicable Lending Installation in connection with such issuing or participating in Letters of Credit or its Eurodollar
                     Loans or Commitment, then, within 15 days of demand by the Issuer or such other
                     Lender, the applicable Borrower (or, if any of the foregoing is not attributable or allocable to a particular Borrower, PHI) shall pay the Issuer or such other Lender such additional amount or amounts as will compensate the Issuer or such Lender for such increased cost or reduction in amount received.

            3.2    Changes in Capital Adequacy Regulations. If the Issuer or another Lender determines the amount of capital required or expected to be maintained by the Issuer or such
Lender, any Lending Installation of such Lender or any corporation controlling the Issuer or such
Lender is increased as a result of a Change, then, within 15 days of demand by the Issuer or such
Lender, the applicable Borrower (or, if the amount payable is not attributable or allocable to a particular Borrower, PHI) shall pay the Issuer or such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Issuer or such Lender determines is attributable to this Agreement, Loans or Letters of Credit outstanding hereunder (or participations therein) or its Commitment to make Loans or to issue or participate in Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk
Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by the Issuer, any other Lender or any Lending Installation or any corporation controlling the Issuer or any other Lender. "Risk
Based Capital Guidelines" means (i) the risk based capital guidelines in effect in the United
States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the
July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices
Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this
Agreement.

            3.3      Availability of Types of Advances. If any Lender notifies the Agent that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the
Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund
Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the
Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar
Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

            3.4      Funding Indemnification. If any payment of a Eurodollar Advance occurs on a day which is not the last day of an Interest Period therefor, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by a
Borrower for any reason other than default by the Lenders, the applicable Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar
Advance.

            3.5      Taxes.

            (i)       All payments by the Borrowers to or for the account of the Issuer, any other
Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Issuer, any other Lender or the Agent, (a)
the sum payable shall be increased as necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section 3.5), the Issuer, such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions,
(c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

            (ii)      In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made by it hereunder or under any Note or Letter of Credit Application or from its execution or delivery of, or otherwise attributable to such Borrower in connection with, this Agreement, any Note or any Letter of Credit Application ("Other Taxes").

            (iii)      Each Borrower hereby agrees to indemnify the Issuer, each other Lender and the
Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Issuer, such Lender or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.
Payments due under this indemnification shall be made within 30 days of the date the Issuer, such Lender or the Agent makes demand therefor pursuant to Section 3.6.

            (iv)      Each Lender that is not incorporated under the laws of the United States of
America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten
Business Days after the date of this Agreement, (i) deliver to each Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI
certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each Borrower and the Agent a United States Internal Revenue Form W-8BEN or W-9, as the
case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each Borrower and the
Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (v)      For any period during which a Non-U.S. Lender has failed to provide a Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Borrower shall not be required to increase any amount payable to such Non-U.S. Lender pursuant to Section 3.5(i)(a) or to otherwise indemnify such Lender under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-
U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the applicable Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

            (vi)      Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (vii)      If the U.S. Internal Revenue Service or any other governmental authority of the
United States or any other country or any political subdivision thereof asserts a claim that the
Agent did not properly withhold tax from amounts paid to or for the account of any Lender
(because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto
(including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

            3.6      Mitigation of Circumstances; Lender Statements; Survival of Indemnity. Each
Lender shall promptly notify the Borrowers and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation of any Borrower to pay any amount pursuant to Section 3.1, 3.2 or
3.5 and (ii) the unavailability of Eurodollar Advances under Section 3.3 (and, if any Lender has given notice of any such event described above and thereafter such event ceases to exist, such
Lender shall promptly so notify the Borrowers and the Agent). Without limiting the foregoing, each Lender shall, to the extent reasonably possible, designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of any Borrower to such Lender under
Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such
Lender. Any Lender claiming compensation under Section 3.1, 3.2, 3.4, or 3.5 shall deliver a written statement to the applicable Borrower (with a copy to the Agent) as to the amount due under the applicable Section, which statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error. Determination of amounts payable under any such Section in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such written statement. Notwithstanding any other provision of this
Article III, if any Lender fails to notify a Borrower of any event or circumstance which will entitle such Lender to compensation from such Borrower pursuant to Section 3.1, 3.2 or 3.5 within 60 days after such Lender obtains knowledge of such event or circumstance, then such
Borrower will not be responsible for any such compensation arising prior to the 60th day before such Borrower receives notice from such Lender of such event or circumstance. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

            3.7      Replacement of Lender. If any Lender makes a demand for compensation under
Section 3.1, 3.2 or 3.5 or a notice of the type described in Section 3.3 (any such Lender, an
"Affected Lender"), then PHI may replace such Affected Lender as a party to this Agreement with one or more other Lenders and/or Purchasers which are willing to accept an assignment from such Lender, and upon notice from PHI such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans and all of its other rights and obligations hereunder to such other Lenders and/or Purchasers for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, such Affected
Lender's ratable share of all accrued and unpaid fees, any amount payable pursuant to Section 3.4 as a result of such Affected Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor (assuming for such purpose that receipt of payment pursuant to such assignment constitutes payment of each outstanding Eurodollar Loan) and all other obligations owed to such Affected Lender hereunder.

                                                                 ARTICLE IV

                                                    CONDITIONS PRECEDENT

            4.1      Initial Credit Extension. The obligation of the Lenders (or, if applicable, the
Issuer) to make the initial Credit Extension hereunder is subject to the conditions precedent that the Agent has received (a) evidence, reasonably satisfactory to the Agent, that (i) the Merger
Transactions have been (or concurrently with the initial Credit Extension will be) completed; (ii)
all obligations of the Borrowers under the Existing Credit Facilities have been (or concurrently with the initial Credit Extension will be) paid in full; and (iii) all fees and (to the extent billed)
expenses which are payable on or before the date of the initial Credit Extension to the Arranger, the Agent or any Lender hereunder or in connection herewith have been (or concurrently with the initial Credit Extension will be) paid in full; and (b) each of the following documents (with sufficient copies for each Lender):

            (i)      Copies of the articles or certificate of incorporation of each Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of such Borrower, and certificates of good standing, certified by the appropriate governmental officer in the jurisdiction(s) of incorporation of such Borrower.

            (ii)     Copies, certified by the Secretary or Assistant Secretary of each Borrower, of such Borrower's bylaws and of resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which such
                      Borrower is a party.

            (iii)    An incumbency certificate from each Borrower, executed by the Secretary or
                      Assistant Secretary of such Borrower, which shall identify by name and title and bear the signatures of the officers of such Borrower authorized to sign the Loan
                      Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

            (iv)    A certificate, signed by an Authorized Officer of PHI, stating that on the date of the initial Credit Extension no Default or Unmatured Default has occurred and is continuing with respect to any Borrower.

            (v)     A written opinion of internal counsel to PHI, substantially in the form of Exhibit
                      D-1.

            (vi)    A written opinion of internal counsel to PEPCO, substantially in the form of
                      Exhibit D-2.

            (vii)   A written opinion of internal counsel to DPL, substantially in the form of Exhibit
                      D-3.

            (viii)  A written opinion of internal counsel to ACE, substantially in the form of Exhibit
                      D-4.

            (ix)    A written opinion of Covington & Burling, special New York counsel to the
                      Borrowers, substantially in the form of Exhibit D-5.

            (x)     Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

            (xi)    Copies of all governmental approvals, if any, necessary for any Borrower to enter into the Loan Documents to which it is a party and to obtain Credit Extensions hereunder.

            (xii)   A letter agreement among PHI, Conectiv and the Issuer pursuant to which PHI agrees to become a joint account party on all Existing Letters of Credit originally issued for the account of Conectiv.

            (xiii)  Such other documents as any Lender or its counsel may reasonably request.

            4.2     Each Credit Extension. Neither the Lenders nor the Issuer shall be required to make any Credit Extension to any Borrower unless on the date of such Credit Extension:

            (i)      No Default or Unmatured Default with respect to such Borrower exists or will result from such Credit Extension.

            (ii)     The representations and warranties of such Borrower contained in Article V are true and correct in all material respects as of the date of such Credit Extension except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

            (iii)    All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.
            Each request for a Credit Extension by a Borrower shall constitute a representation and warranty by such Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A from the applicable Borrower as a condition to the making of a Credit
Extension.

            4.3      Certain Credit Extensions. Neither the Lenders nor the Issuer shall be required to make any Credit Extension:

            (i)       which would cause the Outstanding Credit Extensions to DPL to exceed
                       $275,000,000 unless DPL shall have delivered to the Agent a certificate to the effect that (and attaching copies of) all governmental approvals necessary for
                       DPL to have Outstanding Credit Extensions in the applicable amount; or

            (ii)      which would cause the Outstanding Credit Extensions to ACE to exceed
                       $250,000,000 unless ACE shall have delivered to the Agent a certificate to the effect that (and attaching copies of) all governmental approvals necessary for
                       ACE to have Outstanding Credit Extensions in the applicable amount.

                                                                       ARTICLE V

                                            REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to the Lenders that:

            5.1      Existence and Standing. Such Borrower is a corporation, and each of its
Subsidiaries is a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction (or, if applicable, jurisdictions) of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect with respect to such
Borrower.

            5.2      Authorization and Validity. Such Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such
Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            5.3.      No Conflict; Government Consent. Neither the execution and delivery by such
Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (ii) such Borrower's or any of its Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which such Borrower or any of its Significant Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on any Property of such Borrower or any of its Significant Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. Except for an appropriate order or orders of the SEC under PUHCA, each of which has been issued and is in full force and effect (and copies of which have been delivered to the Agent), no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority
(including the Federal Energy Regulatory Commission), or any subdivision thereof, is required to be obtained by such Borrower or any of its Subsidiaries in connection with the execution and delivery by such Borrower of the Loan Documents to which it is a party, the borrowings and obtaining of Letters of Credit by such Borrower under this Agreement, the payment and performance by such Borrower of its Obligations or the legality, validity, binding effect or enforceability against such Borrower of any Loan Document to which such Borrower is a party;
provided that (x) DPL must obtain approval of the Virginia State Corporation Commission prior to incurring Outstanding Credit Extensions in excess of $275,000,000, and (y) ACE must obtain approval of the New Jersey Board of Public Utilities prior to incurring Outstanding Credit
Extensions in excess of $250,000,000.

            5.4      Financial Statements. In the case of PHI, the pro forma consolidated financial statements for the fiscal year ended December 31, 2001 and the fiscal quarter ended March 31,
2002, copies of which have been delivered to each Lender, were prepared in accordance with
Agreement Accounting Principles and fairly present the pro forma consolidated financial condition and operations of PHI and its Subsidiaries at the dates thereof and for the periods then ended; and in the case of each Subsidiary Borrower, the financial statements included in such
Subsidiary Borrower's Public Reports were prepared in accordance with Agreement Accounting
Principles and fairly present the consolidated financial condition and operations of such
Subsidiary Borrower and its Subsidiaries at the dates thereof and the consolidated results of their operations for the periods then ended.

            5.5      No Material Adverse Change. Since December 31, 2001, there has been no change from that reflected in the Public Reports (and, in the case of PHI, in the pro forma consolidated financial statements referred to in Section 5.4) in the business, Property, financial condition or results of operations of such Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

            5.6      Taxes. Such Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and
(b) taxes and governmental charges (in addition to those referred to in clause (a)) in an aggregate amount not exceeding $1,000,000. The charges, accruals and reserves on the books of such
Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

            5.7      Litigation and Contingent Obligations. Except as disclosed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its
Subsidiaries which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, such Borrower has no material contingent obligations not provided for or disclosed in the Public Reports.

            5.8      Significant Subsidiaries. Schedule 4 contains an accurate list of all Significant
Subsidiaries of such Borrower after giving effect to the Merger Transactions, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by such Borrower or other Subsidiaries of such Borrower. All of the issued and outstanding shares of capital stock or other ownership interests of such
Significant Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

            5.9      ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither such Borrower nor any other member of the Controlled Group has withdrawn from any
Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

            5.10   Accuracy of Information. No written information, exhibit or report furnished by such Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents to which such Borrower is a party contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

            5.11   Regulation U. Margin stock (as defined in Regulation U of the FRB) constitutes less than 25% of the value of those assets of such Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

            5.12  Material Agreements. Neither such Borrower nor any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

            5.13   Compliance With Laws. Such Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material
Adverse Effect with respect to such Borrower.

            5.14  Plan Assets; Prohibited Transactions. Such Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans to such Borrower hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

            5.15  Environmental Matters. In the ordinary course of its business, the officers of such
Borrower consider the effect of Environmental Laws on the business of such Borrower and its
Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to such Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, such Borrower has concluded that Environmental Laws are not reasonably expected to have a Material Adverse Effect with respect to such Borrower. Neither such
Borrower nor any Subsidiary thereof has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a
Material Adverse Effect with respect to such Borrower.

            5.16  Investment Company Act. Neither such Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

            5.17  Public Utility Holding Company Act. Upon consummation of the Merger
Transactions, PHI will be a "holding company" within the meaning of PUHCA.

            5.18  Insurance. Such Borrower and its Significant Subsidiaries maintain insurance with financially sound and reputable insurance companies on all their Property of a character usually insured by entities in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts, customarily insured against by such entities, and maintain such other insurance as is usually carried by such entities.

           5.19  No Default. No Default or Unmatured Default exists.

            5.20  Ownership of Properties. As of the Closing Date, such Borrower and its
Subsidiaries have valid title, free of all Liens other than those permitted by Section 6.12, to all the Property reflected as owned by such Borrower and its Subsidiaries in the March 31, 2002 financial statements of such Borrower referred to in Section 5.4, other than Property used, sold, transferred or otherwise disposed of since such date (a) in the ordinary course of business, (b)
which are not material to the business of such Borrower and its Subsidiaries taken as a whole or
(c) as otherwise permitted by the terms of the Existing Credit Facilities.

                                                                   ARTICLE VI

                                                                  COVENANTS

            During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

            6.1      Financial Reporting. Each Borrower will maintain, for itself and each of its
Subsidiaries, a system of accounting established and administered in accordance with Agreement
Accounting Principles, and furnish to the Agent (in such number of copies as the Agent may reasonably request):

            (i)      Within 100 days after the close of each of its fiscal years, an audit report, which shall be without a "going concern" or similar qualification or exception and without any qualification as to the scope of the audit, certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default with respect to such Borrower, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof; provided that if such Borrower is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-K with the SEC, a copy of such
                      Borrower's annual report on Form 10-K (excluding the exhibits thereto, unless such exhibits are requested under clause (viii) of this Section) or any successor form and a manually executed copy of the accompanying report of such
                      Borrower's independent public accountant, as filed with the SEC, shall satisfy the requirements of this clause (i);

            (ii)     Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or
                      (ii) if such Borrower is then a "registrant" within the meaning of Rule
                      1-01 of Regulation S-X of the SEC and required to file a report on Form 10-Q with the SEC, a copy of such Borrower's report on Form 10-Q for such quarterly period, excluding the exhibits thereto, unless such exhibits are requested under clause (viii) of this Section.

            (iii)    Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A signed by an
                      Authorized Officer of such Borrower showing the calculations necessary to determine such Borrower's compliance with Section 6.13 of this Agreement and stating that, to the knowledge of such officer, no Default or Unmatured Default with respect to such Borrower exists, or if any such Default or Unmatured Default exists, stating the nature and status thereof.

            (iv)     As soon as possible and in any event within 30 days after receipt by such
                       Borrower, a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could be reasonably expected to have a Material Adverse Effect with respect to such Borrower.

            (v)       In the case of PHI, promptly upon the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

            (vi)      Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Borrower or any of its
                       Subsidiaries files with the SEC.

            (vii)     In the case of PHI, as soon as PHI obtains knowledge of an actual Change in
                       Control or publicly disclosed prospective Change in Control, written notice of same, including the anticipated or actual date of and all other publicly disclosed material terms and conditions surrounding such proposed or actual Change in
                       Control.

            (viii)   Such other information (including nonfinancial information) as the Agent or any
                       Lender may from time to time reasonably request.

            Documents required to be delivered pursuant to clause (i), (ii), (v) or (vi) above may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date
(i) on which the applicable Borrower posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; or
(ii) on which such documents are posted on the applicable Borrower's behalf on IntraLinks or another relevant website, if any, to which each of the Agent and each Lender has access;
provided that (i) upon request of the Agent or any Lender, the applicable Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (ii) the applicable Borrower shall notify (which may be by facsimile or electronic mail) the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            6.2      Use of Proceeds. Each Borrower will use the proceeds of the Advances to it for general corporate purposes. No Borrower will, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to it to purchase or carry any "margin stock" (as defined in
Regulation U of the FRB).

            6.3      Notice of Default. Each Borrower will give prompt notice in writing to the
Lenders of the occurrence of any Default or Unmatured Default with respect to such Borrower and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower (it being understood and agreed that no Borrower shall be required to make separate disclosure under this Section 6.3 of occurrences or developments which have previously been disclosed to the Lenders in any financial statement or other information delivered to the Lenders pursuant to Section 6.1).

             6.4      Conduct of Business. Each Borrower will, and will cause each of its Significant
Subsidiaries (or, in the case of clause (ii) below, each of its Subsidiaries) to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent, in the case of all matters covered by this clause (ii) other than the existence of such Borrower, that failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

            6.5      Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) taxes, governmental charges and levies (in addition to those referred to in clause (a)) in an aggregate amount not exceeding
$1,000,000.

            6.6      Insurance. Each Borrower will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all of its
Property in such amounts and covering such risks as is consistent with sound business practice, and each Borrower will furnish to any Lender such information as such Lender may reasonably request as to the insurance carried by such Borrower and its Significant Subsidiaries.

            6.7     Compliance with Laws. Each Borrower will, and will cause each of its
Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including all Environmental Laws, where failure to do so could reasonably be expected to have a Material Adverse Effect with respect to such
Borrower.

            6.8      Maintenance of Properties. Each Borrower will, and will cause each of its
Subsidiaries to, do all things necessary to (a) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, where failure to do so could reasonably be expected to have a Material
Adverse Effect with respect to such Borrower; and (b) keep proper books and records in which full and correct entries shall be made of all material financial transactions of such Borrower and its Subsidiaries.

            6.9     Inspection. Each Borrower will, and will cause each of its Significant Subsidiaries to, permit the Agent and the Lenders upon reasonable notice and at such reasonable times and intervals as the Agent or any Lender may designate by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and each such Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and each such Significant Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and each such Significant Subsidiary with, and to be advised as to the same by, their respective officers.

            6.10     Merger. No Borrower will, nor will it permit any of its Significant Subsidiaries to, merge or consolidate with or into any other Person, except that, so long as both immediately prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default with respect to such Borrower shall have occurred and be continuing, (i) any Significant
Subsidiary of a Borrower may merge with such Borrower or a wholly-owned Subsidiary of such
Borrower and (ii) a Borrower may merge or consolidate with any other Person so long as such
Borrower is the surviving entity. Nothing in this Section 6.10 shall prohibit the Merger
Transactions.

            6.11     Sales of Assets. No Borrower will, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of any of its assets (other than in the ordinary course of business), or sell or assign with or without recourse any accounts receivable, except:

            (i)       Any Subsidiary of a Borrower may sell, transfer or assign any of its assets to such
                       Borrower or another Subsidiary of such Borrower.

            (ii)       The sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Securitization Transaction.

            (iii)      In the case of PHI, any Permitted PHI Asset Sale so long as, at the time thereof and immediately after giving effect thereto, no Default or Unmatured Default with respect to PHI exists.

            (iv)      In the case of ACE, any Permitted ACE Asset Sale so long as, at the time thereof and immediately after giving effect thereto, no Default or Unmatured Default with respect to ACE exists.

            (v)        In the case of DPL, any Permitted DPL Asset Sale so long as, at the time thereof and immediately after giving effect thereto, no Default or Unmatured Default with respect of DPL exists.

            (vi)       So long as no Default or Unmatured Default exists or would result therefrom, the sale of Intangible Transition Property to a Special Purpose Subsidiary in
                         connection with such Special Purpose Subsidiary's issuance of Nonrecourse
                         Transition Bond Debt.

            (vii)       In the case of PEPCO, Permitted Pepco Distributions.

            (viii)     Any Borrower and its Subsidiaries may sell or otherwise dispose of assets so long as the aggregate amount of all assets sold or otherwise disposed of in any fiscal year of such Borrower (other than assets sold or otherwise disposed of in the ordinary course of business or pursuant to clauses (i) through (vii) above) does not exceed a Substantial Portion of the Property of such Borrower and its
                         Subsidiaries.

            6.12      Liens. No Borrower will, nor will it permit any of its Significant Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any such
Significant Subsidiary, except:

            (i)         Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting
                         Principles shall have been set aside on its books.

            (ii)        Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii)       Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv)       Utility easements, building restrictions, zoning laws or ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such Borrower and its Significant Subsidiaries.

            (v)        Liens existing on the date hereof and described in Schedule 5 (including Liens on after-acquired property arising under agreements described in Schedule 5 as such agreements are in effect on the date hereof).

             (vi)        Judgment Liens which secure payment of legal obligations that would not constitute a Default with respect to such Borrower under Article 7.

             (vii)       Liens on Property acquired by such Borrower or a Significant Subsidiary thereof after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of such Borrower or such Significant Subsidiary, as the case may be.

            (viii)     Deposits and/or similar arrangements to secure the performance of bids, fuel procurement contracts or other trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by such Borrower or any of its Significant Subsidiaries.

            (ix)       Liens on assets of such Borrower and its Significant Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

            (x)        Rights reserved to or vested in any municipality or public authority to control or regulate any property or asset of such Borrower or any of its Significant
                         Subsidiaries or to use such property or asset in a manner which does not materially impair the use of such property or asset for the purposes for which it is held by such Borrower or such Significant Subsidiary.

            (xi)        Irregularities in or deficiencies of title to any Property which do not materially affect the use of such property by such Borrower or any of its Significant
                         Subsidiaries in the normal course of its business.

            (xii)       Liens securing Indebtedness of such Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of
                          Indebtedness secured thereby is not increased and (iv) the principal amount of
                          Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

            (xiii)      Any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into such Borrower or any Significant Subsidiary thereof and not created in contemplation of such event.

            (xiv)      Liens arising out of the refinancing, extension, renewal or refunding of any
                          Indebtedness secured by any Lien permitted by Section 6.12 (v), (vii), (xii) or
                          (xiii), provided that such Indebtedness is not increased and is not secured by any additional assets.

            (xv)       Rights of lessees arising under leases entered into by such Borrower or any of its
                          Significant Subsidiaries as lessor, in the ordinary course of business.

            (xvi)      In the case of PHI and PEPCO, Permitted PEPCO Liens.

            (xvii)     In the case of PHI and DPL, Permitted DPL Liens.

            (xviii)    In the case of PHI and ACE, Permitted ACE Liens.

            (xix)      In the case of PHI, Permitted PHI Liens.

            (xx)       Purchase money mortgages or other purchase money liens or conditional sale, lease-purchase or other title retention agreements upon or in respect of property acquired or leased for use in the ordinary course of its business by such
                          Borrower or any of its Significant Subsidiaries.

            (xxi)      Liens granted by a Special Purpose Subsidiary to secure Nonrecourse Transition
                          Bond Debt of such Special Purpose Subsidiary.

            (xxii)     Liens, in addition to those permitted by clauses (i) through (xxi), granted by PHI and its Subsidiaries (other than the Subsidiary Borrowers and their Subsidiaries)
                          to secure Nonrecourse Indebtedness incurred after the date hereof, provided that the aggregate amount of all Indebtedness secured by such Liens shall not at any time exceed $200,000,000.

            (xxiii)    Other Liens, in addition to those permitted by clauses (i) through (xxii), securing
                          Indebtedness or arising in connection with Securitization Transactions, provided that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all
                          Securitization Transactions (excluding any Nonrecourse Transition Bond Debt), shall not at any time exceed (a) $500,000,000 for PHI and its Significant
                          Subsidiaries, (b) $300,000,000 for PEPCO and its Significant Subsidiaries, (c)
                          $300,000,000 for DPL and its Significant Subsidiaries and (d) $300,000,000 for
                          ACE and its Significant Subsidiaries.

            6.13       Leverage Ratio.  No Borrower will permit the ratio, determined as of the end of each of its fiscal quarters, of (i) the Total Indebtedness of such Borrower to (ii) the Total
Capitalization of such Borrower to be greater than (a) prior to the 90th day after the issuance of any Nonrecourse Transition Bond Debt, 0.70 to 1.0 and (b) thereafter, 0.65 to 1.0.

                                                                ARTICLE VII

                                                                  DEFAULTS

            The occurrence of any one or more of the following events shall constitute a Default with respect to the Borrower(s) affected thereby (it being understood that (a) any Default with respect to a Subsidiary Borrower shall also be a Default with respect to PHI; and (b) any Default under
Section 7.10 or 7.12 shall be a Default for all Borrowers):

            7.1       Representation or Warranty. Any representation or warranty made, or deemed made pursuant to Section 4.2 by or on behalf of such Borrower to the Issuer, the Lenders or the
Agent under or in connection with this Agreement or any certificate or information delivered in connection with this Agreement or any other Loan Document to which such Borrower is a party shall be materially false on the date as of which made.

            7.2       Nonpayment. Nonpayment of the principal of any Loan to such Borrower when due; nonpayment of any Reimbursement Obligation of such Borrower within one Business Day after the same becomes due; or nonpayment by such Borrower of any interest on any Loan to such Borrower, or of any facility fee, utilization fee, letter of credit fee or other obligation payable by such Borrower under any of the Loan Documents to which it is a party, within five days after the same becomes due.

            7.3       Certain Covenant Breaches. The breach by such Borrower of any of the terms or provisions of Section 6.2, 6.4 (as to the existence of such Borrower), 6.10, 6.11, 6.12 or 6.13.

            7.4       Other Breaches. The breach by such Borrower (other than a breach which constitutes a Default with respect to such Borrower under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 15 days (or, in the case of Section 6.9, five Business Days) after the chief executive officer, the chief financial officer, the President, the Treasurer or any Assistant Treasurer of such Borrower obtains actual knowledge of such breach.

            7.5       Cross Default. Failure of such Borrower or any of its Significant Subsidiaries to pay when due any Indebtedness aggregating in excess of $50,000,000 ("Material Indebtedness");
or the default by such Borrower or any of its Significant Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material
Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of such
Borrower or any of its Significant Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or such Borrower or any of its Significant Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

            7.6       Voluntary Bankruptcy, etc. Such Borrower or any of its Significant Subsidiaries
shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or a Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it,
(v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

            7.7       Involuntary Bankruptcy, etc. Without the application, approval or consent of such
Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Significant Subsidiaries or a
Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against such Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

            7.8       Seizure of Property, etc. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the
Property of such Borrower and its Significant Subsidiaries which, when taken together with all other Property of such Borrower and its Significant Subsidiaries so condemned, seized, appropriated, or taken custody or control of, constitutes a Substantial Portion of its Property.

            7.9       Judgments. Such Borrower or any of its Significant Subsidiaries shall fail within
60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in currencies other than U.S.
Dollars) in the aggregate or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to such
Borrower, and, in any such case, there is a period of five consecutive days during which a stay of enforcement of such judgment(s) or order(s) is not in effect (by reason of pending appeal or otherwise).

            7.10      ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any other member of the Controlled Group, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the
Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of
ERISA, (iv) any other member of the Plan shall terminate for purposes of Title IV of ERISA,
(v) any Borrower or any other member of the Controlled Group shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case referred to in clauses (i)
through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect with respect to any
Borrower.

            7.11      Unenforceability of Loan Documents. Any Loan Document shall cease to be in full force and effect (other than, in the case of a Note, as contemplated hereby), any action shall be taken by or on behalf of a Borrower to discontinue or to assert the invalidity or unenforceability of any of its obligations under any Loan Document, or any Borrower or any
Person acting on behalf of a Borrower shall deny that such Borrower has any further liability under any Loan Document or shall give notice to such effect.

            7.12       Change in Control. Any Change in Control shall occur; or at any time after the consummation of the Merger Transactions, PHI shall fail to own, directly or indirectly, 100% of the Voting Stock of each Subsidiary Borrower.

                                                                  ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

            8.1       Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to a Borrower, the obligations of the Lenders (including the Issuer) to make Credit Extensions to such Borrower hereunder shall automatically terminate and the Obligations of such Borrower shall immediately become due and payable without any election or action on the part of the
Agent or any Lender. If any other Default occurs with respect to a Borrower, the Required
Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders (including the Issuer) to make Credit Extensions to such Borrower hereunder, or declare the Obligations of such Borrower to be due and payable, or both, whereupon such obligations of the Lenders (including the Issuer) shall terminate and/or the
Obligations of such Borrower shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

            If, within 30 days after termination of the obligations of the Lenders to make Credit
Extensions to any Borrower hereunder or acceleration of the maturity of the Obligations of any
Borrower as a result of any Default (other than any Default as described in Section 7.6 or 7.7)
with respect to such Borrower and before any judgment or decree for the payment of the
Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to such Borrower, rescind and annul such termination and/or acceleration.

            8.2       Amendments. Subject to the provisions of this Article VIII, the Required Lenders
(or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement changing in any manner the rights of the Lenders or any Borrower hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders:

            (i)       Extend the final maturity of any Loan or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or on any facility fees, utilization fees or letter of credit fees.

            (ii)      Reduce the percentage specified in the definition of Required Lenders.

            (iii)     Extend the Facility Termination Date for any Borrower, increase the amount of the
                       Commitment of any Lender hereunder, increase any Sublimit or permit any
                       Borrower to assign its rights under this Agreement.

            (iv)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of this Agreement relating to the Issuer shall be effective without the written consent of the Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this
Agreement.

            8.3      Preservation of Rights. No delay or omission of the Agent, the Issuer or the
Lenders to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Unmatured Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the applicable Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of any Loan
Document whatsoever shall be valid unless in writing signed by the parties required pursuant to
Section 8.2 and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuer and the Lenders until the Obligations have been paid in full.

                                                                  ARTICLE IX

                                                       GENERAL PROVISIONS

            9.1       Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

            9.2       Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

            9.3       Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan
Documents.

            9.4       Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof.

            9.5       Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any
Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

            9.6       Expenses; Indemnification.

            (i)        PHI shall reimburse the Agent and the Arranger for all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the
Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification and administration of the Loan Documents. Each
Borrower agrees to reimburse the Agent, the Arranger and the Lenders for all reasonable costs, internal charges and out of pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or a Lender) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Obligations of such
Borrower under the Loan Documents (including in any "work-out" or restructuring of the
Obligations of such Borrower resulting from the occurrence of a Default with respect to such
Borrower).

            (ii)       Each Borrower agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of the directors, officers and employees of the foregoing Persons
(collectively, the "Indemnified Parties") against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not any Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification;
provided that no Subsidiary Borrower shall have any obligation with respect to any of the foregoing to the extent allocable solely to PHI or another Subsidiary Borrower. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

            9.7       Numbers of Documents. All statements, notices, closing documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

            9.8       Disclosure. The Borrowers and the Lenders hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates and (ii) waive any liability of Bank One or any of its Affiliates to any Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

            9.9       Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            9.10     Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender.
Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to any
Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to any
Borrower to review or inform such Borrower of any matter in connection with any phase of such
Borrower's business or operations. Each Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan
Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

            9.11     Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure
(i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants and other professional advisors to such Lender or to a Transferee who agrees to be bound by the confidentiality restrictions set forth in this Section, (iii) to regulatory officials having jurisdiction over such Lender, (iv) to any Person as required by law, regulation or legal process, (v) to any Person in connection with any legal proceeding relating to this Agreement to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements who agree to be bound by the confidentiality restrictions set forth in this
Section and to legal counsel, accountants and other professional advisors to such counterparties,
(vii) permitted by Section 12.4, (viii) to rating agencies if required by such agencies in connection with a rating relating to the Credit Extensions hereunder, and (ix) to the extent required in connection with the exercise of any remedy or any enforcement of this Agreement by such Lender or the Agent.

            9.12      Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the FRB) for the repayment of the Credit
Extensions provided for herein.

            9.13      Termination of Existing Credit Facilities. Lenders which are parties to the
Existing Credit Facilities (and which constitute "Majority Lenders" or "Required Lenders" under and as defined in each Existing Credit Facility) hereby waive any advance notice requirement for terminating the commitments under the Existing Credit Facilities, and the applicable Borrower and applicable Lenders agree that each Existing Credit Facility shall be terminated on the date of the initial Credit Extension hereunder (except for any provisions thereof which by their terms survive termination thereof).

                                                                   ARTICLE X

                                                                  THE AGENT

            10.1      Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan
Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan
Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

            10.2      Powers. The Agent shall have and may exercise such powers under the Loan
Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the
Lenders, or any obligation to the Lenders to take any action hereunder or under any other Loan
Document except any action specifically provided by the Loan Documents to be taken by the
Agent.

            10.3      General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

            10.4      No Responsibility for Loans Recitals etc. Neither the Agent nor any of its
directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any
Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d)
the existence or possible existence of any Default or Unmatured Default; or (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrower to the
Agent at such time, but is voluntarily furnished by such Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

            10.5      Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            10.6.     Employment of Agents and Counsel. The Agent may execute any of its duties as
Agent hereunder and under any other Loan Document by or through employees, agents and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

            10.7      Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any
Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

            10.8      Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the
Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by any Borrower for which the Agent is entitled to reimbursement by such Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Agent in connection with any dispute between the Agent and any
Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan
Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

            10.9     Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (except for failure of a Borrower to pay any amount required to be paid to the Agent hereunder for the account of the Lenders)
unless the Agent has received written notice from a Lender or a Borrower referring to this
Agreement, describing such Default or Unmatured Default and stating that such notice is a
"notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all Lenders.

            10.10    Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its
Commitment, its Loans and its interest in the LC Obligations as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its
Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent in its individual capacity is not obligated to remain a Lender.

            10.11      Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

            10.12    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and PHI, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring
Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (with, so long as no Default or Unmatured
Default exists with respect to any Borrower, the consent of PHI, which shall not be unreasonably withheld or delayed) to appoint, on behalf of the Borrowers and the Lenders, a successor Agent.
If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Lender but with the consent of PHI, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of their respective Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed
Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan
Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan
Documents. In the event that there is a successor to the Agent (by merger or resignation or removal), or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section
10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent. Notwithstanding the foregoing provisions of this
Section 10.12, the Agent may not be removed by the Required Lenders unless the Agent (in its individual capacity) is concurrently removed from its duties and responsibilities as the Issuer.

            10.13    Agent's Fee. The Borrowers agree to pay to the Agent and the Arranger, for their own respective accounts, the fees agreed to by the Borrowers, the Agent and the Arranger pursuant to the letter agreement dated March 19, 2002, among such parties or as otherwise agreed to from time to time.

            10.14    Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate
(and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

            10.15     Other Agents. None of the Lenders identified on the cover page of this
Agreement or otherwise herein as being the "Syndication Agent" or a "Co-Documentation
Agent" (collectively, the "Other Agents") shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Each
Lender acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                                                                ARTICLE XI

                                              SETOFF; RATABLE PAYMENTS

            11.1    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs with respect to such Borrower, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations of such
Borrower owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

            11.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon the Outstanding Credit Extensions owed to it by any Borrower (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 and payments made to the Issuer in respect of Reimbursement Obligations so long as the Lenders have not funded their participations therein) in a greater proportion than that received by any other Lender, such
Lender agrees, promptly upon demand, to purchase a portion of the Outstanding Credit
Extensions owed by such Borrower to the other Lenders so that after such purchase each Lender will hold its ratable proportion of all of such Borrower's Outstanding Credit Extensions. If any
Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for the Outstanding Credit Extensions owed by it to any Borrower or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the Outstanding Credit Extensions owed to each of them by such Borrower. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                                                   ARTICLE XII

                    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

            12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of the preceding sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section
12.3; provided that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any
Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the
Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

            12.2      Participations.

            12.2.1        Permitted Participants; Effect. Upon giving notice to but without obtaining the consent of any Borrower, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities
("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the
Loan Documents. In the event of any such sale by a Lender of participating interests to a
Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of the Obligations owing to such Lender and the holder of any Note issued to it for all purposes under the Loan Documents, all amounts payable by each Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers, the Issuer and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the
Loan Documents.

            12.2.2        Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan
Documents other than any amendment, modification or waiver which extends the Facility
Termination Date for any Borrower or the final maturity of any Loan or Reimbursement
Obligation in which such Participant has an interest or forgives all or any portion of the principal amount thereof, or reduces the rate or extends the time of payment of interest thereon or on any facility fees, utilization fees or letter of credit fees.

            12.2.3        Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each
Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

            12.3   Assignments.

            12.3.1        Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents.
Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of PHI and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default exists with respect to any Borrower, the consent of PHI shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of PHI and the Agent otherwise consent) be in an amount not less than the lesser of (i)
$5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans and participations in LC Obligations (to the extent such Commitment has been terminated). Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's interests in the Obligations of, and
Commitment to, all Borrowers.

            12.3.2        Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment
Agreement, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such
Assignment Agreement shall become effective on the effective date specified in such
Assignment Agreement. On and after the effective date of such Assignment Agreement, such
Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan
Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and
Obligations assigned to such Purchaser. Upon the consummation of any assignment to a
Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser.

            12.4    Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their respective Subsidiaries, including any information contained in any Public Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this
Agreement.

            12.5    Grant of Funding Option to SPC. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the
Agent and PHI, the option to provide to any Borrower all or any part of any Loan that such
Granting Lender would otherwise be obligated to make to such Borrower pursuant to this
Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the
Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.
Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).
In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.5, any SPC may (a) with notice to, but without the prior written consent of, PHI and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institution
(consented to by PHI and the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (b) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

            12.6    Tax Treatment. If any interest in any Loan Document is transferred to any
Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                                               ARTICLE XIII

                                                                   NOTICES

            13.1    Notices. Except as otherwise permitted by Section 2.14, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or, subject to Section 13.3, electronic mail or posting on a website) and shall, subject to the last paragraph of Section 6.1, be given to such party at (i) in the case of any
Borrower or the Agent, its address, facsimile number or electronic mail address set forth on the signature pages hereof or such other address, facsimile number or electronic mail address as it may hereafter specify for such purpose by notice to the other parties hereto; and (ii) in the case of any Lender, at the address, facsimile number or electronic mail address set forth in its
Administrative Questionnaire or such other address, facsimile number or electronic mail address as such Lender may hereafter specify for such purpose by notice to the Borrowers and the Agent.
Subject to the last paragraph of Section 6.1, each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified pursuant to this Section and confirmation of receipt is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic mail, received) at the address specified pursuant to this Section; provided that notices to the Agent under Article II shall not be effective until received.

            13.2    Notices to and by Subsidiary Borrowers. Each Subsidiary Borrower
(a) authorizes PHI to send and receive notices on behalf of such Subsidiary Borrower hereunder and (b) irrevocably agrees that any notice to PHI which is effective pursuant to Section 13.1 shall be conclusively deemed to have been received by such Subsidiary Borrower.

             13.3    Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in Section 6.1, and to distribute Loan Documents for execution by the parties thereto, but not for purposes of other notices hereunder.

                                                                 ARTICLE XIV

                                                              COUNTERPARTS

            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

       CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

            15.1    CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5.1401.7 OF THE
GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE
CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK, BUT
GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

            15.2    CONSENT TO JURISDICTION. EACH BORROWER HEREBY
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY
UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW
YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR
RELATING TO ANY LOAN DOCUMENT, AND EACH BORROWER HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR
PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND
IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE
AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN
SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER
TO BRING PROCEEDINGS AGAINST A BORROWER IN THE COURTS OF ANY
OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A BORROWER
AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR
ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY
WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN
DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW
YORK.

            15.3    WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND
THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL
PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
(WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY
ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT
OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

            IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this
Agreement as of the date first above written.

                                                                               PEPCO HOLDINGS, INC.

                                                                              By: ________________________________
                                                                             Title: _______________________________

                                                                                    701 Ninth Street NW
                                                                                    Fifth Floor
                                                                                    Washington, DC 20068
                                                                                    Attention:     Anthony J. Kamerick
                                                                                    Telephone:   (202) 872-2056
                                                                                    Fax:              (202) 872-3015
                                                                                    E-mail:          ___________________

                                                                         POTOMAC ELECTRIC POWER COMPANY

                                                                         By: _________________________________
                                                                         Title:  _______________________________

                                                                                    701 Ninth Street NW
                                                                                    Fifth Floor
                                                                                    Washington, DC 20068
                                                                                    Attention:     Anthony J. Kamerick
                                                                                    Telephone:    (202) 872-2056
                                                                                    Fax:               (202) 872-3015
                                                                                    E-mail:           ___________________

                                                                          DELMARVA POWER & LIGHT COMPANY

                                                                          By:  ________________________________
                                                                          Title:  _______________________________

                                                                                     [Address]

                                                                                    Attention:  ______________________
                                                                                    Telephone:(____) ____-______
                                                                                    Fax:(____) ____-______
                                                                                    E-mail:  _________________________

                                                                           ATLANTIC CITY ELECTRIC COMPANY

                                                                            By:   _______________________________
                                                                            Title:  ______________________________

                                                                                     [Address]

                                                                                    Attention:  ______________________
                                                                                    Telephone:(____) ____-______
                                                                                    Fax:(____) ____-______
                                                                                    E-mail:  ________________________

                                                                          BANK ONE, NA,
                                                                          Individually as Administrative Agent and as Issuer

                                                                          By:  ____________________________________
                                                                          Title:  ___________________________________

                                                                                    1 Bank One Plaza
                                                                                    Chicago, Illinois 60670
                                                                                    Attention:Utilities Group
                                                                                    Telephone:     (312) 732-3857
                                                                                    Fax:                (312) 732-3055
                                                                                    E-mail:  dawn_m_lawler@bankone.com

                                                                            WACHOVIA BANK, NATIONAL
                                                                            ASSOCIATION, Individually and as Syndication
                                                                            Agent

                                                                             By:
                                                                             Title:

                                                                         THE BANK OF NOVA SCOTIA, Individually and
                                                                         as Co-Documentation Agent

                                                                         By:  _____________________________________
                                                                         Title:  ____________________________________

                                                                              CREDIT SUISSE FIRST BOSTON, CAYMAN
                                                                               ISLANDS BRANCH, Individually and as Co-
                                                                               Documentation Agent

                                                                               By:  __________________________________
                                                                               Title:  _________________________________

                                                                               By:  __________________________________
                                                                               Title: _________________________________

                                                                            BANK OF AMERICA, N.A., Individually and as
                                                                            Senior Managing Agent

                                                                             By:  ___________________________________
                                                                              Title: __________________________________

                                                                             FLEET NATIONAL BANK, Individually and as
                                                                             Senior Managing Agent

                                                                              By:  ___________________________________
                                                                              Title: __________________________________

                                                                           BAYERISCHE LANDESBANK
                                                                           GIROZENTRALE, Individually and as Managing
                                                                           Agent

                                                                           By:  ____________________________________
                                                                           Title: ___________________________________

                                                                            By:  ____________________________________
                                                                            Title: ___________________________________

                                                                             MELLON BANK, N.A., Individually and as Co-
                                                                             Agent

                                                                              By:  ___________________________________
                                                                              Title: __________________________________

                                                                                THE BANK OF NEW YORK, Individually and as
                                                                                Co-Agent

                                                                                By:  _____________________________________
                                                                                Title: ____________________________________

                                                                         SUNTRUST BANK, Individually and as Co-Agent

                                                                          By:  _____________________________________
                                                                          Title: ____________________________________

                                                                           ALLFIRST BANK, Individually and as Co-Agent

                                                                            By:  ____________________________________
                                                                            Title: ___________________________________

                                                                                    MERRILL LYNCH BANK USA

                                                                                    By:  _____________________________
                                                                                    Title: ____________________________

                                                                                    CITIBANK, N.A.

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                    THE NORTHERN TRUST COMPANY

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                    MIZUHO CORPORATE BANK, LTD.

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                    WILMINGTON TRUST COMPANY

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                    RIGGS BANK N.A.

                                                                                           By:  ________________________________
                                                                                           Title: _______________________________

                                                                                    UNION BANK OF CALIFORNIA, N.A.

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                    BANK HAPOALIM B.M.

                                                                                    By:  ________________________________
                                                                                    Title: _______________________________

                                                                                   E.SUN COMMERCIAL BANK, LTD., LOS
                                                                                   ANGELES BRANCH

                                                                                   By:  ________________________________
                                                                                   Title: _______________________________

                                                                                                       SCHEDULE 1

                                                                                                PRICING SCHEDULE
	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Applicable Margin/LC Fee Rate	0.565%	0.675%	0.750%	0.850%	1.200%	1.800%
Facility Fee Rate	0.085%	0.100%	0.125%	0.150%	0.175%	0.200%
Utilization Fee Rate	0.100%	0.100%	0.125%	0.125%	0.125%	0.250%

            For the purposes of this Schedule, the following terms have the following meanings, subject to the other provisions of this Schedule:

             "Level I Status" exists with respect to any Borrower on any date if, on such date, such
Borrower's Moody's Rating is A2 or better or such Borrower's S&P Rating is A or better.

             "Level II Status" exists with respect to any Borrower on any date if, on such date, (i)
such Borrower has not qualified for Level I Status and (ii) such Borrower's Moody's Rating is A3 or better or such Borrower's S&P Rating is A- or better.

             "Level III Status" exists with respect to any Borrower on any date if, on such date,
(i) such Borrower has not qualified for Level I Status or Level II Status and (ii) such Borrower's
Moody's Rating is Baa1 or better or such Borrower's S&P Rating is BBB+ or better.

             "Level IV Status" exists with respect to any Borrower on any date if, on such date,
(i) such Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii)
such Borrower's Moody's Rating is Baa2 or better or such Borrower's S&P Rating is BBB or better.

             "Level V Status" exists with respect to any Borrower on any date if, on such date, (i)
such Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV
Status and (ii) such Borrower's Moody's Rating is Baa3 or better or such Borrower's S&P Rating is BBB- or better.

             "Level VI Status" exists with respect to any Borrower on any date if, on such date, such
Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or
Level V Status.

             "Moody's Rating" means, at any time for any Borrower, the rating issued by Moody's and then in effect with respect to such Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

             "S&P Rating" means, at any time for any Borrower, the rating issued by S&P and then in effect with respect to such Borrower's senior unsecured long-term debt securities without third-
party credit enhancement.

             "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V
Status or Level VI Status.

            For purposes of this Schedule, the Moody's Rating and the S&P Rating in effect for any
Borrower on any date are that in effect at the close of business on such date.

            The Applicable Margin, the Facility Fee Rate, the LC Fee Rate and the Utilization Fee
Rate for each Borrower shall be determined in accordance with the above based on such
Borrower's Status as determined from its then-current Moody's Rating and S&P Rating. If the applicable Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the applicable Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply (or, if there is no midpoint, the higher of the two intermediate ratings will apply). If at any time the applicable Borrower has no Moody's
Rating or no S&P Rating, Level VI Status shall exist.

                                                                                                SCHEDULE 2

                                                               COMMITMENTS AND PRO RATA SHARES

Lender	Amount of Commitment	Pro Rata Share
Bank One, NA	$145,000,000	9.67%
Wachovia Bank, National Association	$140,000,000	9.33%
The Bank of Nova Scotia	$140,000,000	9.33%
Credit Suisse First Boston, Cayman Islands Branch	$140,000,000	9.33%
Bank of America, N.A.	$125,000,000	8.33%
Fleet National Bank	$125,000,000	8.33%
Bayerische Landesbank Girozentrale	$ 85,000,000	5.67%
Mellon Bank, N.A.	$ 75,000,000	5.00%
The Bank of New York	$ 75,000,000	5.00%
SunTrust Bank	$ 75,000,000	5.00%
Allfirst Bank	$ 70,000,000	4.67%
Merrill Lynch Bank USA	$ 50,000,000	3.33%
Citibank, N.A.	$ 50,000,000	3.33%
The Northern Trust Company	$ 50,000,000	3.33%
Mizuho Corporate Bank, Ltd.	$ 50,000,000	3.33%
Wilmington Trust Company	$ 25,000,000	1.67%
Riggs Bank N.A.	$ 25,000,000	1.67%
Union Bank of California, N.A.	$ 25,000,000	1.67%
Bank Hapoalim B.M.	$ 20,000,000	1.33%
E.Sun Commercial Bank, Ltd., Los Angeles Branch	$ 10,000,000	0.67%

                                                                    SCHEDULE 3

                                                TRUST PREFERRED SECURITIES

$125,000,000 of 7-3/8% Trust Originated Preferred Securities (TOPRs) issued by Potomac
Electric Power Company Trust I, a statutory Delaware business trust established by Potomac
Electric Power Company.

$70,000,000 of 8-1/4% Cumulative Quarterly Income Preferred Securities issued by Atlantic
Capital I, a special purpose statutory Delaware business trust established by Atlantic City
Electric Company.

$25,000,000 of 7-3/8% Cumulative Quarterly Income Preferred Securities issued by Atlantic
Capital II, a special purpose statutory Delaware business trust established by Atlantic City
Electric Company.

$70,000,000 of 8-1/8% Cumulative Trust Preferred Capital Securities issued by Delmarva Power
Financing I, a special purpose statutory Delaware business trust established by Delmarva Power
& Light Company.

                                                                                                 SCHEDULE 4

                                                                                SIGNIFICANT SUBSIDIARIES
Name of Company Controlled	Owned By	Percent Ownership	Amount of Investment (as of 3/31/02)
Potomac Electric Power Company (a D.C. and Virginia corporation)	Pepco Holdings, Inc	100%	$1,332.8 Million
Conectiv (a Delaware corporation)	Pepco Holdings, Inc	100%	$1,309.4 Million
Delmarva Power & Light Company (a Delaware and Virginia corporation)	Conectiv	100%	$588.2 Million
Atlantic City Electric Company (a New Jersey corporation)	Conectiv	100%	$615.6 Million
Conectiv Energy Holding Company (A Delaware corporation)	Conectiv	100%	$572.0 Million
Conectiv Delmarva Generation, Inc (A Delaware corporation)	Conectiv Energy Holding Company	100%	$447.8 Million
Potomac Capital Investment Corp (a Delaware corporation)	Pepco Holdings, Inc	100%	$373.4 Million
*After giving effect to the Merger and the Permitted Pepco Distributions

                                                                                                          SCHEDULE 5

                                                                                                                LIENS

Incurred By	Owed To	Property Encumbered	Maturity	Amount of Indebtedness
Potomac Electric Power Co.	CitiCapital (BLC)	Vehicles, Office Equip., Computers	Master Agreement	$ 17,210,807*
Potomac Electric Power Co. (Pepco Energy Services)	Hannon Armstrong Pepco Funding Corp.	Contract Payments Receivable	Master Agreement	$ 59,717,761*
Potomac Electric Power Co. (Pepco Energy Services)	ABB Energy Capital L.L.C.	Contract Payments Receivable	Master Agreement	$ 10,539,803*
POM Holdings, Inc. (Potomac Capital Investment Corp.)	ABB Energy Capital L.L.C.	Contract Payments Receivable	August 30, 2017	$ 9,189,292*
Pepco Energy Services, Inc. & Viron/Pepco Services Partnership	John Hancock	Contract Payments Receivable	August 30, 2017	$ 20,761,223*
POM Holdings, Inc., Pepco Energy Services, Inc., & Trigen/Pepco Services, LLC	Allfirst Bank	Contract Payments Receivable	December, 31, 2023	$ 6,527,500*
Delmarva Power & Light Company	Town of St. Michaels, Maryland	Distribution Equipment	October 15, 2006	$ 872,000
Atlantic City Electric Co.	Guo Mao International Hotels B.V.	Scrubber @ B.L. England Generation Station	January 21, 2007	$ 4,634,809
*The amount of this lien fluctuates with the amount of accounts receivable created by this program. The amount listed is as of May 31, 2002.

                                                                                          SCHEDULE 6

                                                                     NONRECOURSE INDEBTEDNESS

Name of Company	Aggregate Principal Amount	Type of Indebtedness
Potomac Capital Investment Corporation (Potomac Equipment Leasing Corporation)	$19,140,000	Promissory Note with First Security Bank
Potomac Capital Investment Corporation (Harmans Building Associates)	$ 6,280,000	Loan Agreement with Massachusetts Mutual
Conectiv Bethlehem, Inc.	Up to $365 million	Senior Secured Credit Facilities 4-Year Construction and Term Loan Facility *
* Closed on June 26, 2002

                                                                                                           SCHEDULE 7

                                                                                       EXISTING LETTERS OF CREDIT

                                                                                      CONECTIV LETTERS OF CREDIT

Expiration Date	Company	Beneficiary	Bank	Date Issued	L/C #	Amount

1/31/03	PHI	Liberty Mutual	Bank One	1/31/98	320373	$400,000
2/28/03	PHI	Penn Manufacturers Assoc.	Bank One	04/05/00	322173	1,175,000
[07/09/02	PHI	PJM Interconnection LLC & PPL Utilities	Bank One	07/10/01	325290	32,582,825]
09/18/02	PHI	Nebraska Public Power	Bank One	09/18/00	322748	250,000
10/24/02	PHI	City of Bethlehem	Bank One	10/25/01	325792	3,650,000
11/01/02	PHI	NY ISO	Bank One	09/05/01	325594	3,852,800
01/09/03	PHI	BCLP	Bank One	01/09/97	320349	6,000,000
01/31/03	ACE/DPL	Indemnity Insurance Co. of NA	Bank One	02/21/02	750148	1,600,000
01/28/03	PHI	PJM Interconnection LLC or Peco or DP&L	Bank One	01/30/02	326110	23,440,700
02/03/03	PHI	PJM Interconnection LLC or PA Elec. Co.	Bank One	03/15/02	750163	1,627,150
01/24/03	PHI	Liberty Mutual	Bank One	04/30/02	750199	365,000
02/03/03	PHI	IMO	Bank One	04/23/02	750183	3,663,554

                                                                    SCHEDULE 8

                                                 PERMITTED ACE ASSET SALES

Keystone Electric Generating Station*                         Shelocta, PA
Conemaugh Electric Generating Station*                     New Florence, PA
B L England Electric Generating Station                      Beesley's Pt., NJ
Deepwater Electric Generating Station                         Pennsville, PA

* Joint owned plants. ACE owns 2.47% of Keystone and 3.83% of Conemaugh

EXHIBITS

EXHIBIT A                COMPLIANCE CERTIFICATE
EXHIBIT B                ASSIGNMENT AGREEMENT
EXHIBIT C                NOTE
EXHIBIT D                FORM OF LEGAL OPINIONS
EXHIBIT E                 FORM OF EXTENSION REQUEST

SCHEDULES

SCHEDULE 1             PRICING SCHEDULE
SCHEDULE 2             COMMITMENTS AND PRO RATA SHARES
SCHEDULE 3             TRUST PREFERRED SECURITIES
SCHEDULE 4             SIGNIFICANT SUBSIDIARIES
SCHEDULE 5             LIENS
SCHEDULE 6            NONRECOURSE INDEBTEDNESS
SCHEDULE 7             EXISTING LETTERS OF CREDIT
SCHEDULE 8             PERMITTED ACE ASSET SALES

                                                                  CREDIT AGREEMENT

                                                                               AMONG

                                                                PEPCO HOLDINGS, INC.,
                                                POTOMAC ELECTRIC POWER COMPANY,
                                                DELMARVA POWER & LIGHT COMPANY
                                                                                 and
                                                 ATLANTIC CITY ELECTRIC COMPANY,
                                                                           as Borrowers,

                                                                      BANK ONE, NA,
                                                                  as Administrative Agent,

                                                               WACHOVIA BANK, N.A.,
                                                                   as Syndication Agent,

                                                                                 and

                                                       CREDIT SUISSE FIRST BOSTON
                                                                                 and
                                                         THE BANK OF NOVA SCOTIA,
                                                              as Co-Documentation Agents

                                                    BANC ONE CAPITAL MARKETS, INC.
                                                       Lead Arranger and Sole Book Runner

                                                          DATED AS OF _____ ___, 2002